                                                                      EXHIBIT 23






                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53877) pertaining to The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Restated 1994) and Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated 1994) of our report dated June 4, 2001, with respect to the financial statements of the Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP

Charlotte, North Carolina
June 22, 2001